SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SANDY SPRING BANCORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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17801 Georgia Avenue
Olney, Maryland 20832
301-774-6400

March 14, 2005

Dear Shareholder:

     On behalf of our Board of Directors, we cordially invite you to attend the 2005 Annual Meeting of Shareholders of Sandy Spring Bancorp, Inc., to be held on Wednesday, April 20, 2005 beginning at 3:00 p.m., at the Indian Spring Country Club, 13501 Layhill Road, Silver Spring, Maryland. The formal Notice of Annual Meeting appears on the next page.

     We have enclosed the 2004 Annual Report, including our financial statements with the Notice and Proxy Statement. The Proxy Statement describes the matters that we expect to act upon at the Annual Meeting. Those attending the Annual Meeting will have the opportunity to ask questions of broad interest to Sandy Spring shareholders.

     It is important that your views be represented whether or not you attend the Annual Meeting. Your vote is important, whether you own a few shares or many. The Board of Directors recommends that shareholders vote FOR Items I, II and III.

     We appreciate your interest in Sandy Spring and urge you to vote your shares either in person at the Annual Meeting or by returning your proxy as soon as possible.

     If you have any questions, please call Ronald E. Kuykendall, Executive Vice President, General Counsel and Corporate Secretary, at 301-774-6400 or 800-399-5919.

     Thank you for the cooperation and continuing support you have given this institution.

Sincerely,

W. Drew Stabler
Chairman of the Board

Hunter R. Hollar
President and Chief Executive Officer

NOTE : THIS PAGE INTENTIONALLY LEFT BLANK

Date:	Wednesday, April 20, 2005

Time:	3:00 p.m., Eastern Time

Place:	Indian Spring Country Club
13501 Layhill Road
Silver Spring, Maryland 20906

     A Proxy and a Proxy Statement for the Annual Meeting and the 2004 Annual Report on Form 10-K are enclosed. The Proxy Statement and Proxy are being furnished to you in connection with the solicitation of proxies by Bancorp’s Board of Directors for use at the Annual Meeting.

The purposes of the Annual Meeting are:

     (1) To elect the three (3) Directors named in the attached Proxy Statement;

     (2) To approve the 2005 Omnibus Stock Plan;

     (3) To ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the year 2005; and

     (4) To act upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     Note: The Board of Directors is not aware of any other business to come before the Annual Meeting.

     The Board of Directors has fixed the close of business on March 7, 2005, as the record date for determination of shareholders entitled to vote at the Annual Meeting.

     Only shareholders of record of Sandy Spring Bancorp’s common stock at the close of business on the record date will be entitled to notice of, and to vote at the Annual Meeting, or any adjournment thereof. To grant a proxy to vote your shares, you may complete and return the enclosed proxy card. You may also vote in person at the Annual Meeting. Please vote promptly whether or not you expect to attend the Annual Meeting.

     In the event that there are not sufficient votes to conduct the election of directors or to approve other business properly before the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by Bancorp.

     You are requested to fill in and sign the enclosed Form of Proxy and to mail it in the enclosed envelope. The Proxy will not be used if you attend and choose to vote in person at the Annual Meeting.

By Order of the Board of Directors

Ronald E. Kuykendall
Executive Vice President, General Counsel and Corporate Secretary
March 14, 2005
Olney, Maryland

IT IS IMPORTANT THAT THE PROXY CARD BE RETURNED PROMPTLY. WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND COMPLETE THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF THIS ENVELOPE IS MAILED IN THE UNITED STATES.

SANDY SPRING BANCORP, INC.
Proxy Statement

17801 Georgia Avenue
Olney, Maryland 20832
301-774-6400

Proxy Statement
Annual Meeting of Shareholders
April 20, 2005

Solicitation, Voting, and Revocability of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sandy Spring Bancorp, Inc. (“Bancorp”) to be used at the 2005 Annual Meeting of Shareholders. The Annual Meeting will be held on Wednesday, April 20, 2005, at 3:00 p.m. Eastern Time at the Indian Spring Country Club, 13501 Layhill Road, Silver Spring, Maryland. The Notice of Annual Meeting, the Form of Proxy, and this Proxy Statement are being first mailed together on or about March 14, 2005, to shareholders of record as of the close of business on March 7, 2005.

If the enclosed Form of Proxy is properly executed and returned to Bancorp in time to be voted at the Annual Meeting, the shares represented by it will be voted in accordance with the instructions marked on the form. Executed but unmarked proxies will be voted FOR Proposal I to elect the three nominees of Bancorp’s Board of Directors as directors; Proposal II to approve the 2005 Omnibus Stock Plan, and Proposal III to ratify the appointment of the independent registered public accounting firm. Proxies marked as abstentions and shares held in street name that have been designated by brokers on proxies as not voted will not be counted as votes cast, but will be counted for purposes of determining a quorum at the Annual Meeting. Bancorp does not know of any other matters that are to come before the Annual Meeting except for incidental, procedural matters. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by each proxy on such matters as determined by a majority of the Board of Directors.

The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder’s proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with Ronald E. Kuykendall, Executive Vice President, General Counsel and Corporate Secretary, a written notice of revocation; by delivering to Bancorp a duly executed proxy bearing a later date; or by attending the Annual Meeting and voting in person.

Many shareholders whose shares are held in an account at a brokerage firm or bank will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Shareholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available. Shareholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the shareholder. To revoke a proxy previously submitted electronically through the Internet or by telephone, a shareholder may simply submit a new proxy at a later date before the taking of the vote at the Annual Meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

The cost of soliciting proxies will be borne by Bancorp. In addition to the solicitation of proxies by mail, Bancorp also may solicit proxies personally or by telephone or telegraph through its directors, officers, and regular employees. Bancorp also will request persons, firms, and corporations holding shares in their names or in the name of nominees that are beneficially owned by others to send proxy materials to and obtain proxies from those beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

The securities that can be voted at the Annual Meeting consist of shares of common stock, par value $1.00 per share (the “Common Stock”), of Bancorp. Each share entitles its owner to one vote on all matters. The close of business on March 7, 2005 has been fixed by the Board of Directors as the record date for determination of shareholders entitled to vote at the Annual Meeting. There were approximately 2,300 record holders of the Common Stock as of February 8, 2005. The number of shares outstanding on February 8, 2005 was approximately 14,637,000. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

A copy of the Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission (“SEC”), but excluding exhibits, is provided with this proxy statement. Shareholders may obtain, free of charge, a copy of the exhibits to the Annual Report on Form 10-K by writing Ronald E. Kuykendall, Executive Vice President, General Counsel and Corporate Secretary, at Sandy Spring Bancorp, Inc., 17801 Georgia Avenue, Olney, Maryland 20832. Shareholders also may access a copy of the Form 10-K including exhibits on the SEC Website at www.sec.gov or through the Company’s Investor Relations Website maintained at www.sandyspringbank.com.

Shareholders whose shares are held in a brokerage firm or bank and who share the same address may receive only one Annual Report on Form 10-K and one Proxy Statement, unless the shareholder has provided contrary instructions. Shareholders who wish to receive separate copies of the Annual Report on Form 10-K or the Proxy Statement or who wish to receive separate copies of future annual reports and proxy statements, and shareholders sharing an address who received multiple copies of these documents but wish to request delivery of single copies of them should follow the instructions provided by the shareholders’ brokerage firms or banks or contact Mr. Kuykendall at the above address or by phone at 301-774-6400 or 800-399-5919.

Election of Directors

(Item I on the Proxy Card)

The Board of Directors has set the total number of directors at twelve, in accordance with Bancorp’s Articles of Incorporation and Bylaws. Bancorp’s Articles of Incorporation divide the directors into three classes, as nearly equal in number as possible. In general, the term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. At the Annual Meeting a total of three director-nominees will be elected for three-year terms. With respect to the election of directors, each shareholder of record on the record date is entitled to one vote for each share of Common Stock held. A plurality of all the votes cast at the Annual Meeting will be sufficient to elect a nominee as a director.

Information as to Nominees and Continuing Directors

The following table sets forth the names of the Board of Directors’ three nominees for election as directors. Also shown is certain other information, some of which has been obtained from Bancorp’s records and some of which has been supplied by the nominees and continuing directors, with respect to their principal occupations during at least the past five years, their ages at December 31, 2004, the periods during which they have served as directors, and the positions they currently hold with Bancorp. It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the three nominees listed below for terms of three years, unless otherwise directed by the shareholder. The Board of Directors believes that each of the nominees will stand for election and will serve if elected as director. If any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

The Board of Directors recommends a vote “FOR” each of the nominees named below as a director of Bancorp.

Director-Nominees for Terms to Expire at the 2008 Annual Meeting

			Member	Current
		Position(s) Held	of Board	Term
Name	Age	With Bancorp	Since (1)	Expires

John Chirtea	67	Director	1990	2008
Hunter R. Hollar	56	President, Chief	1990	2008
		Executive Officer
		and Director
Craig A. Ruppert	51	Director	2002	2008

Continuing Directors

Susan D. Goff	59	Director	1994	2006
Robert L. Mitchell	68	Director	1991	2006
Robert L. Orndorff, Jr.	48	Director	1991	2006
David E. Rippeon	55	Director	1997	2006
Solomon Graham	61	Director	1994	2007
Gilbert L. Hardesty	64	Director	1997	2007
Charles F. Mess	66	Director	1987	2007
Lewis R. Schumann	61	Director	1994	2007
W. Drew Stabler	67	Chairman of the	1986	2007
		Board of Directors

(1)	The Boards of Directors of Bancorp and its principal subsidiary, Sandy Spring Bank (the “Bank”), are composed of the same persons. Includes term of office as a director of the Bank prior to the formation of Bancorp as the holding company for the Bank in January 1988.

The principal occupation(s) and business experience of each nominee and director of Bancorp for at least the last five years are shown on the following page.

Director-Nominees:

John Chirtea is a Real Estate Consultant who is retired from LCOR, a real estate development company. In prior years, Mr. Chirtea was a partner in the Linpro Co., the predecessor company of LCOR.

Hunter R. Hollar is President and Chief Executive Officer of Bancorp and the Bank.

Craig A. Ruppert is President and owner of The Ruppert Companies, comprised of nursery and landscaping, business investment and management, and commercial real estate development and management businesses.

Continuing Directors:

Susan D. Goff is President of M.D. IPA, Inc., a Vice President of Optimum Choice, Inc., and a Senior Vice President of the parent holding company, Mid-Atlantic Medical Services, Inc., a health maintenance organization.

Solomon Graham is founder, President, and Chief Executive Officer of Quality Biological, Inc., a biotechnology firm providing reagents for medical research.

Gilbert L. Hardesty is a retired bank executive, having served as President of Crestar Bank—Annapolis from June 1994 to June 1997 and as President of Annapolis Federal Savings Bank from April 1986 to June 1994.

Charles F. Mess, M.D. is Managing Physician of Potomac Valley Orthopaedic Associates Chtd.

Robert L. Mitchell is Chairman and Chief Executive Officer of Mitchell and Best Group, LLC, which is engaged in homebuilding and real estate development.

Robert L. Orndorff, Jr. is President of RLO Contractors, Inc., an excavating contractor.

David E. Rippeon is President and Chief Executive Officer of Gaithersburg Equipment Company and Frederick Equipment Company, a tractor and equipment dealership.

Lewis R. Schumann is a Partner in the Rockville, Maryland law firm of Miller, Miller and Canby, Chtd.

W. Drew Stabler is a Partner in Sunny Ridge Farm, a crop and livestock operation.

Corporate Governance and Other Matters

During 2004, each of Bancorp’s and the Bank’s Boards of Directors held 12 regular meetings.

The average attendance was 91% for meetings of Bancorp’s and the Bank’s Boards of Directors. All incumbent directors other than Susan D. Goff attended 75% or more of the aggregate of (a) the total number of meetings of the Boards of Directors and (b) the total number of meetings held by all committees on which they served during the period of their service during the year. Director Goff attended 73% of such meetings.

Bank directors who are not employed by the Bank receive an annual retainer of $12,500 ($25,000 for the Chairman), plus $6,000 for Audit Committee Chairman and $4,000 for all other Committee Chairmen and fees of $1,000 for attendance at each meeting of the Board of Directors. Directors also receive $800 for each committee meeting. Bancorp directors who are not employed by Bancorp do not receive any additional compensation (beyond compensation received for service as bank directors) except as follows. Such directors receive fees of $1,000 for attendance at each meeting of Bancorp’s Board of Directors not held in conjunction with a meeting of the Bank’s Board of Directors. Bancorp directors are also eligible to receive non-incentive stock options under Bancorp’s 1999 Stock Option Plan. These options have a maximum term of 10 years and an exercise price that may not be less than 100% of the fair market value of the common stock on the date of grant. Director options are included in the computation of share dilution. Options for 15,703 shares were granted in 2004 to directors who were not employees of Bancorp or any of its subsidiaries, based upon their meeting attendance, at an exercise price of $38.00. Under the Director’s Stock Purchase Plan, directors may elect to apply from 50% to 100% of their annual retainers to purchase newly issued Bancorp common stock at market value.

Directors of the Bank are eligible to defer all or a portion of their fees under Director Fee Deferral Agreements between the Bank and individual directors. Amounts deferred accrue interest at the prime rate. Except in the case of death or financial emergency, deferred fees and accrued interest are payable only following termination of a director’s service on the board. The Director Fee Deferral Agreements also provide for benefits that may exceed deferred fees and accrued interest in the event a party dies while a director of the Bank, but only to the extent the Bank owns an insurance policy in effect on the director’s life at the time of death that pays a greater amount than the total of deferred fees and accrued interest.

Bancorp’s Board of Directors has standing Audit, Executive, Human Resources and Nominating Committees. The Executive Committee performs the functions of a corporate governance committee. The Human Resources Committee performs the functions of a compensation committee. The functions, composition, and number of meetings for these committees in 2004 were as follows:

Audit Committee—The Audit Committee is composed of John Chirtea, Chairman, Solomon Graham, Gilbert L. Hardesty, Charles F. Mess and Craig A. Ruppert. The Audit Committee is appointed by the Board to assist the Board in monitoring the integrity of the financial statements and of financial reporting, including the proper operation of internal and disclosure controls and procedures in accordance with the Sarbanes-Oxley Act of 2002, compliance with legal and regulatory requirements and the independence and performance of internal and external auditors. The audit committee reviews the Forms 10-K and 10-Q prior to filing. All members of the committee are “independent” as defined in applicable law, regulations of the Securities and Exchange Commission (“SEC”), the Federal Deposit Insurance Act and related regulations (the “FDIA”), and the Listing Standards of the NASDAQ Stock Market, Inc., (the “Listing Standards”). Members

of the committee also meet all other applicable requirements of the SEC, FDIA, and Listing Standards for financial, accounting or related expertise. The Board of Directors has determined that Mr. Hardesty and Mr. Ruppert qualify as audit committee financial experts under the Listing Standards and applicable securities regulations. During 2004, five meetings were held.

Executive Committee—The Executive Committee is composed of W. Drew Stabler, Chairman, John Chirtea, Gilbert L. Hardesty, Hunter R. Hollar, Robert L. Mitchell, Robert L. Orndorff, Jr. and Lewis R. Schumann. In addition to conducting board business between regular monthly meetings, the Executive Committee serves the function of a corporate governance committee. It provides oversight and guidance to the Board of Directors to ensure that the structure, policies, and processes of the Board and its committees facilitate the effective exercise of the Board’s role in the governance of the Company. The committee reviews and evaluates the polices and practices with respect to the size, composition, independence and functioning of the Board and its committees and reflects those policies and practices in the Corporate Governance Policy and the written charter, which is available on the Investor Relations area of Bancorp’s Website at www.sandyspringbank.com. During 2004, ten meetings were held.

Human Resources (Compensation) Committee—The Human Resources Committee is composed of Robert L. Mitchell, Chairman, John Chirtea, Susan D. Goff, Charles F. Mess, Robert L. Orndorff, Jr., David E. Rippeon and W. Drew Stabler. Members of the committee are independent directors within the meaning of the Listing Standards. The Human Resources Committee recommends salaries and other compensation for executive officers, conducts an annual review of the salary budget, considers other compensation and benefit plans and makes recommendations to the Board, deals with matters of personnel policy and, with the Stock Option Committee, administers the 1999 and 1992 Stock Option Plans. During 2004, three meetings were held. In 2004, no Bancorp executive officer served as a member of the compensation committee of another entity that had an executive officer who served as a Bancorp director, and no Bancorp executive officer served as a director of another entity that had an executive officer serving on Bancorp’s Human Resources Committee.

Nominating Committee—The Nominating Committee is composed of Robert L. Orndorff, Jr., Chairman, Solomon Graham, Gilbert L. Hardesty, David E. Rippeon, Craig A. Ruppert and W. Drew Stabler. Members of the committee are independent directors within the meaning of the Listing Standards. The Nominating Committee makes recommendations to the Board of Directors with respect to nominees for election as directors. In exercising its responsibilities, the Nominating Committee considers general, minimum criteria and particular goals and needs of Bancorp for additional competencies or characteristics. Each director of Bancorp is expected to exhibit the highest standards in exercising his or her duty of loyalty, care and commitment to all shareholders and to protect the values and legacy of the organization. Additionally, directors must manage themselves well in their personal deportment and display their ability to challenge the thinking of others and to influence them with constructive approaches. Directors must be able to read and act on financial information including, but not limited to, balance sheets, income statements and cash flow analyses. Finally, directors need to be able to apply informed judgment and long term, conceptual and systemic thinking to all decisions. The Board gathers input from all directors prior to the recruitment of a new director in order to form a collective picture of the competencies needed. The Board also values diversity and seeks to include women and members of minority groups as well as to maintain a range of thinking and personality styles. The Board of Directors of Bancorp has adopted a written charter for the Nominating Committee and a Corporate Governance Policy that also relates to director nominees and the nominating process. The Charter and Policy are available on the Investor Relations area of Bancorp’s Website at www.sandyspringbank.com. The Nominating Committee encourages suggestions for nominees to the Board from the Chief Executive Officer, the Chairman of the Board, other Directors, and from shareholders, and is responsible for the evaluation of such suggestions. Shareholders may communicate such suggestions for nominees to the Nominating Committee in care of the Corporate Secretary. Please see “Shareholder Proposals and Communications” on page 23. Nine meetings of the Nominating Committee were held during 2004.

Code of Business Conduct

Bancorp’s Board of Directors has adopted a Code of Business Conduct applicable to all directors, officers, and employees of Bancorp and its subsidiaries that sets forth the legal and ethical standards that govern the conduct of business performed by Bancorp and its subsidiaries. The Code of Business Conduct includes a Code of Ethics established pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, related SEC regulations, and the Listing Standards. The Code of Business Conduct is available on the Investor Relations area of Bancorp’s website at www.sandyspringbank.com.

Stock Ownership of Directors and Executive Officers

The following table sets forth information as of February 8, 2005 (the latest practicable date), with respect to the shares of Common Stock beneficially owned by each director continuing in office and nominee for director of Bancorp, by certain executive officers of Bancorp, and by all directors and executive officers of Bancorp as a group. To the knowledge of management, no person beneficially owns more than 5% of the outstanding shares of Common Stock.

	Amount and	Percentage of
	Nature of Beneficial	Common Stock
Name	Ownership(1)(2)(3)	Outstanding

John Chirtea	43,049	*
Susan D. Goff	7,725	*
Solomon Graham	12,144	*
Gilbert L. Hardesty	12,964	*
Hunter R. Hollar	159,473	1.08%
Charles F. Mess	15,699	*
Robert L. Mitchell	21,834	*
Robert L. Orndorff, Jr.	173,495	1.18%
David E. Rippeon	19,219	*
Craig A. Ruppert	30,744	*
Lewis R. Schumann	92,406	*
W. Drew Stabler	56,664	*
Frank H. Small	59,590	*
R. Louis Caceres	17,884	*
Daniel J. Schrider	19,343	*
Ronald E. Kuykendall	18,615	*

All directors and executive officers as a group (19 persons)	831,719	5.68%

*	Less than 1%.

(1)	Under the rules of the SEC, an individual is considered to “beneficially own” any share of Common Stock which he or she, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition, of such security. In addition, an individual is deemed to be the beneficial owner of any share of Common Stock of which he or she has the right to acquire voting or investment power within 60 days of March 7, 2005. Includes 239,307 shares of Common Stock subject to outstanding options which are exercisable within 60 days of March 7, 2005. Of this total, the “Named Executive Officers,” Hunter R. Hollar, Frank H. Small, R. Louis Caceres, Daniel J. Schrider and Ronald E. Kuykendall hold options to purchase 93,418 shares, 56,134 shares, 15,131 shares, 15,541 shares, and 16,800 shares of Common Stock, respectively. Other executive officers (who are not “Named Executive Officers”) and directors hold options for 54,234 shares and 135,701 shares, respectively, which are exercisable within 60 days. Beneficial ownership also includes 6,833 shares, 3,206 shares, 2,571 shares and 841 shares of Common Stock owned by Mr. Hollar, Mr. Small, Mr. Schrider and Mr. Kuykendall, respectively, and 9,266 shares of Common Stock owned by executive officers who are not “Named Executive Officers,” as participants in Bancorp’s Cash and Deferred Profit Sharing Plan. In addition, Mr. Small owns 250 shares, Mr. Schrider owns 365 shares, Mr. Kuykendall owns 974 shares and executive officers who are not “Named Executive Officers” own 1,670 shares in the Employee Stock Purchase Plan which are reflected in beneficially owned shares. Under the Employee Stock Purchase Plan, shares are placed under option and are purchased at 85% of their fair market value on the exercise date through monthly payroll deductions of not less than 1% or more than 10% of cash compensation paid in the month.

(2)	Includes shares owned directly by directors and executive officers of Bancorp as well as shares held by their spouses and minor children and trusts of which certain directors are trustees. Also includes 77,484 shares held by a trust for which Mr. Schumann is trustee, but in which he has no pecuniary interest.

(3)	Only whole shares appear in the table. Fractional shares that may arise from participation in the dividend reinvestment plan are not shown.

Owners of More Than 5% of Bancorp’s Common Stock

Beneficial owners of more than 5% of the common stock are required to file certain ownership reports under the federal securities laws. The following table shows the common stock beneficially owned by the person who has filed a report reporting beneficial ownership that exceeds 5% of Bancorp’s outstanding common stock at March 7, 2005.

	Amount and Nature	Percentage
	of Beneficial	of Shares
Name	Ownership (1)	Outstanding(2)

T Rowe Price Associates, Inc.(3)	972,476	6.7%

(1)	Beneficial ownership is defined by rules of the Securities and Exchange Commission, and includes shares that the person has or shares voting or investment power over. A decision to disclaim beneficial ownership or to include shares held by others is made by the shareholder, not by Bancorp.

(2)	Calculated by Bancorp based upon shares reported as beneficially owned by the listed persons and shares of Bancorp common stock outstanding at February 8, 2005.

(3)	The address of T Rowe Price Associates, Inc., is 100 East Pratt Street, Baltimore, MD 21202.

Executive Compensation

Summary Compensation Table

The following table sets forth the cash and noncash compensation for each of the last three years awarded to or earned by (i) the Chief Executive Officer, and (ii) each of the four other most highly compensated executive officers of Bancorp whose salary and bonus earned in 2004 exceeded $100,000 (the “Named Executive Officers”).

				Long-Term
				Compensation
Name and Principal		Annual Compensation		Stock Option	All Other
Position in 2004	Year	Salary	Bonus	Grants (Shares)	Compensation(*)

Hunter R. Hollar	2004	$397,593	$0	18,650	$0
President and Chief Executive	2003	371,923	120,055	16,950	1,750
Officer of Bancorp and the Bank	2002	345,962	246,016	17,000	15,094

Frank H. Small	2004	280,556	0	11,250	0
Executive Vice President and	2003	257,885	67,234	10,325	1,167
Chief Operating Officer of	2002	222,885	119,470	8,350	10,063
Bancorp and the Bank

R. Louis Caceres	2004	210,000	7,979	6,050	0
Executive Vice President	2003	140,531	89,592	5,000	1,167
of the Bank	2002	125,909	88,146	4,700	15,094

Daniel J. Schrider	2004	210,000	0	6,625	0
Executive Vice President and	2003	160,000	53,810	5,000	931
Chief Credit Officer of the Bank	2002	142,071	10,722	4,700	10,722

Ronald E. Kuykendall	2004	185,970	0	6,050	0
Executive Vice President,	2003	174,138	32,869	5,000	1,016
General Counsel and	2002	165,462	62,440	4,700	12,487
Corporate Secretary
of Bancorp and the Bank

*	Amounts shown in this column pertain to deferred compensation under Bancorp’s Cash and Deferred Profit Sharing Plan. The amount of indirect compensation in the form of personal benefits received in 2004 by Messrs. Hollar, Small, Caceres, Schrider, and Kuykendall did not exceed 10% of the annual compensation paid to each such executive officer.

Stock Option Plans. Bancorp maintains stock option plans to attract, retain, and motivate key officers of Bancorp and the Bank by providing them with a stake in the success of Bancorp as measured by the value of its shares.

The 1999 Stock Option Plan (the “1999 Option Plan”), which was approved by the shareholders at the 1999 Annual Meeting of Shareholders, as amended at the 2002 Annual Meeting, authorizes the issuance of up to 1,600,000 shares of Common Stock, subject to certain adjustments for changes in Bancorp’s capital structure. The 1999 Option Plan has a term of 10 years from its effective date (February 24, 1999) after which date no stock options may be granted. As of February 4, 2005, options for 750,523 shares were outstanding under the 1999 Option Plan. The 1999 Option Plan replaced a plan adopted in 1992 (the “1992 Option Plan”), which was terminated except with respect to options that were outstanding on the plan’s termination date. As of February 4, 2005, options for 69,000 shares were outstanding under the 1992 Option Plan. The 1999 Option Plan and the 1992 Option Plan are referred to below as the “Option Plans.”

The Option Plans provide for the grant of “incentive options” as defined in Section 422 of the Internal Revenue Code. The 1999 Option Plan also provides for the grant of “non-incentive options” to directors, officers and non-officer employees on terms and conditions established by the Stock Option Committee, which administers the Option Plans. The Stock Option Committee is comprised of all disinterested (outside) directors (i.e., all directors other than Mr. Hollar).

Prior to 2000, options had been granted under the Option Plans only to key employees of Bancorp and its subsidiaries. In 2000, options were granted to key employees and also, for the first time, to the Company’s non-employee directors. The options granted to the non-employee directors are non-incentive options. Under the Option Plans, the maximum option term is 10 years from the date of grant. Options granted under the Option Plans prior to 1996 were immediately exercisable upon grant. Options granted from 1996 through 2004 were exercisable as follows: one-third upon the date of grant, one-third upon the first anniversary of the date of grant, and one-third upon the second anniversary of the date of grant. The exercise price of a stock option may not be less than 100% of the fair market value of the Common Stock on the date of grant. The exercise price of stock options must be paid for in full in cash or shares of Common Stock, or a combination of both. The Stock Option Committee has the discretion when making a grant of stock options under the 1999 Plan to impose restrictions on the shares to be purchased in exercise of such options.

The Committee also has the authority to cancel stock options outstanding under the 1992 Option Plan and the 1999 Option Plan with the consent of the optionee and to grant new options at a lower exercise price in the event that the fair market value of the Common Stock at any time prior to the exercise of the outstanding stock options falls below the exercise price of such option. However, no options held by any Named Executive Officer were repriced during the last ten full years.

The following table presents disclosure regarding equity compensation plans in existence at December 31, 2004, consisting only of the 1992 stock option plan (expired by having outstanding options that may still be exercised) and the 1999 stock option plan, both of which were approved by the shareholders (described further in Note 12 to the consolidated financial statements).

Equity Compensation Plan Information

			Number of securities
			remaining available for
	Number of securities to be		future issuance under
	issued upon exercise of	Weighted average exercise	equity compensation plans
	outstanding options,	price of outstanding options,	excluding securities
	warrants and rights	warrants and rights	reflected in column (a)
Plan category	(a)	(b)	(c)

Equity compensation plans
approved by security holders(1)	824,192	$31.04	637,852

Equity compensation plans
not approved by security holders	0	0	0

Total	824,192	$31.04	637,852

(1)	Consists of the Option Plans.

Bancorp is seeking approval of the 2005 Omnibus Stock Plan at this annual meeting. If the 2005 Omnibus Stock Plan is approved, no new options will be issued under the Option Plans. Please see Proposal II.

Option Grants in 2004

The following table contains information concerning the grant of stock options under the Option Plans to the Chief Executive Officer and each of the other “Named Executive Officers.” The Option Plans do not provide for the grant of stock appreciation rights.

Individual Grants
		% of			Potential Realizable
		Total			Value at Assumed
	Options	Options	Exercise		Annual Rates of Stock
	Granted	Granted to	or		Price Appreciation
	(Number	Employees	Base Price	Expiration	for Option Term
Name	of Shares)(1)	in Year	($ per Share)(2)	Date	5%	10%

Hunter R. Hollar	18,650	9.70%	$38.00	12/15/2014	$445,698	$1,129,485
Frank H. Small	11,250	5.85	38.00	12/15/2014	268,852	681,325
R. Louis Caceres	6,050	3.15	38.00	12/15/2014	144,583	366,401
Daniel J. Schrider	6,625	3.44	38.00	12/15/2014	158,324	401,225
Ronald E. Kuykendall	6,050	3.15	38.00	12/15/2014	144,583	366,401

(1)	Options granted during 2004 are exercisable as follows: one-third upon the date of grant, one-third upon the first anniversary of the date of grant, and one-third upon the second anniversary of the date of grant.

(2)	In each case, the exercise price is equal to the fair market value of the Common Stock on the date of grant.

Aggregated Option Exercises in 2004 and Year End Option Values

The following table sets forth information concerning the exercise of options by the Chief Executive Officer and the other “Named Executive Officers” during 2004 and the value of options held by these individuals at December 31, 2004.

			Number of Unexercised Options		Value of Unexercised
	Shares Acquired		at Year End		In-the-Money Options
	on Exercise		Exercisable/Unexercisable		at Year End (1)
Name	(Number of Shares)	Value Realized(1)	(Number of Shares)		Exercisable/Unexercisable

Hunter R. Hollar	38,101	$940,256	93,418/	18,083	$1,153,851/	$4,351
Frank H. Small	-0-	-0-	56,134/	10,942	806,701/	2,625
R. Louis Caceres	-0-	-0-	15,131/	5,700	96,368/	1,412
Daniel J. Schrider	-0-	-0-	15,541/	6,083	122,756/	1,546
Ronald E. Kuykendall	-0-	-0-	16,800/	5,700	141,663/	1,412

(1)	The difference between the fair market value of the underlying securities at exercise or year-end and the exercise or base price.

Pension Plan Table

The table below shows estimated annual benefits payable upon retirement to persons in the specified remuneration and years-of-service categories. The benefits are provided on a 10-year certain and life basis and are not subject to deduction for Social Security or other offset amounts. The benefits shown are based on years of service after December 31, 2000 only and assume a constant salary for all future years. The benefit that the participant had earned as of December 31, 2000, is based on the final average salary formula in effect prior to January 1, 2001 and must be added to the benefit shown.

	Post 12/31/00 Years of Credited Service at Retirement
Annual Earnings	5	10	15	20	25	30	35	40

$25,000	$2,187	$4,375	$6,562	$8,750	$10,937	$13,125	$15,312	$17,500
75,000	6,562	13,125	19,687	26,250	32,812	39,375	45,937	52,500
125,000	10,937	21,875	32,812	43,750	54,687	65,625	76,562	87,500
150,000	13,125	26,250	39,375	52,500	65,625	78,750	91,875	105,000
175,000	15,313	30,625	45,938	61,250	76,563	91,875	107,188	122,500
205,000 or more	17,938	35,875	53,813	71,750	89,688	107,625	125,563	143,500

Earnings covered by the Pension Plan are total wages, including elective pre-tax contributions under Section 401(k) of the Internal Revenue Code, overtime pay, bonuses, and other cash compensation, which for the named executives correspond, in general, to the total of the amounts in the “Salary” and “Bonus” columns in the Summary Compensation Table, up to a total of $205,000. Retirement benefits equal the sum of two parts: (a) the benefit accrued as of December 31, 2000, based on the formula of 1.5% of highest five-year average salary as of that date times years of service as of that date, plus (b) 1.75% of each year’s earnings after December 31, 2000 (1.75% of career average earnings). In addition, if the participant’s age plus years of service as of January 1, 2001, equal at least 60 and the participant had at least 15 years of service at that date, he or she will receive an additional benefit of 1% of year 2000 earnings for each of the first 10 years of service completed after December 31, 2000. Early retirement is also permitted by the Pension Plan at age 55 after at least 10 years of service. As of February 25, 2004, Bancorp’s executive officers shown in the compensation table had accumulated the following years of credited service toward retirement: Mr. Hollar—14 years, Mr. Small—14 years, Mr. Schrider—16 years, Mr. Kuykendall—5 years, and Mr. Caceres—6 years.

Supplemental Executive Retirement Agreements. The Bank, upon the recommendation of the Human Resources Committee, has entered into individual Supplemental Executive Retirement Agreements (“SERA’s”) with certain executives of the Bank, including Mr. Hollar and each of the “Named Executive Officers.” The SERA’s are designed to provide certain post-retirement benefits to enable a targeted level of covered retirement income to be met and to provide certain pre-retirement death and disability benefits should the executive die or become disabled prior to retirement age. The annual post-retirement deferred compensation benefit is designed to replace between 65% and 70% of the executive’s projected final average pay at retirement date in conjunction with the Bank’s Pension Plan and Deferred Profit Sharing Plan, Social Security retirement benefits, and any benefits payable to the executive under a prior employer’s pension plan. Normal retirement benefits are payable in equal monthly payments over 15 years or until the death of the executive, whichever is longer. Using a 70% income replacement target for Mr. Hollar, an annual amount of $591,000 per year has been projected to be paid over a 15-year period at age 65. Executives who reach age 60 with ten years of service are eligible for reduced benefits upon early retirement, payable over 15 years. Reduced benefits also are available in the event of disability, voluntary termination, or termination by the Bank without just cause. Benefits payable by reason of the death of the executive are based upon accrued retirement benefits or, if greater, the approximate value of payments received by the Bank under insurance coverage obtained by the Bank on the executive’s life, and are payable over 15 years.

Change-in-Control Benefits. If within six months prior to, or two years after, a change-in-control, the Bank terminates the employment of an executive who is a party to a SERA or the executive voluntarily terminates employment for good reason, the executive is eligible for normal retirement or early retirement benefits, at his or her election. These benefits are payable beginning at the retirement (or early retirement) age if the change-in-control has been approved by a majority of the directors of the Bank who were directors prior to the change-in-control, or otherwise beginning in the month following the executive’s termination.

Employment Agreements. In 2003, Bancorp and the Bank entered into an Employment Agreement (the “Agreement”) with Hunter R. Hollar (the “Executive”) which replaced an earlier agreement. The Boards of Directors of Bancorp and the Bank believe that the Agreement assures fair treatment of the Executive in relation to his career with Bancorp by assuring him of some financial security. The agreement also protects the shareholders by encouraging the Executive to continue his attention to his duties without distraction in a potential merger or takeover circumstance and by helping to maintain the Executive’s objectivity in considering any proposals to acquire Bancorp.

The Agreement has an initial term of three years, and is subject to automatic one-year extensions of such term each year, provided that neither Bancorp nor the Executive had given written notice at least 60 days prior to the renewal date of intention not to renew. The Agreement provides for the payment of cash and other benefits to the Executive, including a fixed salary, reviewed annually and subject to increase or decrease at the Board of Directors’ discretion, which at year-end 2004 was $405,000. The Executive is entitled to participate in bonus and fringe benefits, incentive compensation, life insurance, medical, profit sharing and retirement plans, and to continued participation in a supplemental retirement arrangement. The Executive is entitled to reimbursement of reasonable business expenses, the use of an automobile (with reimbursement for expenses), and membership dues at a country club. With minor exceptions, the Agreement terminates, and there will be no additional payments due under it, upon termination based upon death, retirement, or just cause (as defined) by Bancorp, or upon voluntary termination by the Executive without good reason (as defined). Upon termination for disability, the Executive is entitled to receive his salary through the term of the Agreement, reduced by payments under any disability plan maintained by Bancorp, plus regular employee benefits. Upon termination of the Executive without just cause by Bancorp, or with good reason by the Executive, the Executive is entitled to salary and bonuses for the remaining term of the Agreement, payable in a lump-sum based upon prior year compensation levels. The Executive is prohibited from conflicts of interest, and is required to maintain the confidentiality of nonpublic information regarding Bancorp and its customers. The Executive also is bound by a covenant not to compete and not to interfere with other employees of Bancorp if the Executive’s employment is terminated for just cause, disability, or retirement or he resigns without good reason.

Change-in-Control Benefits. In the event of a change-in-control of Bancorp, the Executive is entitled to payment of certain benefits. If within six months prior to, or two years after, a change-in-control, Bancorp terminates the Executive’s employment without good cause, or the Executive voluntarily terminates employment for good reason (as defined in the Agreement), then Bancorp, or its successor, is required to make a lump-sum cash payment to the Executive equal to 2.99 times the sum of the Executive’s annual salary at the highest rate in effect during the preceding twelve months and bonuses for the preceding calendar year. The Executive also would be entitled to continued participation for a three-year period in certain Bancorp-sponsored health and welfare plans. The Agreement requires Bancorp and the Bank to hold Mr. Hollar harmless from the federal excise tax assessable to him if payments and benefits exceed the amount allowable as a deduction under Section 280G of the Internal Revenue Code. As of December 31, 2004, if a change-in-control had occurred and the Executive had terminated employment with good reason or had been terminated from employment without just cause, then $1,946,538 would have been payable to the Executive under the change-in-control provisions of the Agreement. Bancorp does not believe that payment of this amount would have a material adverse affect on the financial or operating condition of Bancorp or the Bank.

Agreements with Other Named Executive Officers. Each of the other “Named Executive Officers” has entered into employment agreements with Bancorp and the Bank. The material terms and conditions of each of these agreements are similar to those of the new Agreement entered by Mr. Hollar, except that (a) each of them is for an initial term of two years, and (b) the compensation and duties, and provisions relating to duties, are different in each agreement. The agreements call for the employment of Mr. Small, Mr. Caceres, Mr. Schrider, and Mr. Kuykendall, at Bancorp and or the Bank at minimum base salaries of $225,000, $210,000, $210,000 and $168,000, respectively.

Report of the Human Resources Committee

It is the duty of the Human Resources Committee to review compensation policies applicable to executive officers; to consider the relationship of corporate performance to that compensation; to recommend salary and bonus levels and stock option grants for executive officers for consideration by the Boards of Directors of Bancorp and the Bank or their committees, as appropriate; and to monitor the adequacy and effectiveness of various compensation and benefit plans and executive succession planning of Bancorp and the Bank.

Under the compensation policy of Bancorp, which is endorsed by the Human Resources Committee, compensation is paid based on both the executive officers’ performance and the performance of the entire company. In assessing the performance of Bancorp and the Bank for purposes of compensation decisions, the Human Resources Committee considers a number of factors, including salaries paid by financial services companies with characteristics similar to Bancorp’s to officers with similar responsibilities, profits of Bancorp and the Bank during the past year relative to their profit plans, reports of federal regulatory examinations of Bancorp and the Bank, growth, business plans for future periods, regulatory capital levels, and changes in the value of Bancorp’s stock. The Human Resources Committee assesses individual executive performance based upon the executive’s responsibilities and the Committee’s determination of the executive’s contributions to the performance of Bancorp and the accomplishment of Bancorp’s strategic goals. In assessing performance for purposes of establishing base salaries, the members of the Committee do not make use of a mechanical formula, but instead weigh the factors described above as they deem appropriate in the circumstances. The 2004 salary levels of Bancorp’s executive officers were established consistent with this compensation policy.

Mr. Hollar became Chief Executive Officer of Bancorp and the Bank effective January 1, 1994. During 2004, the level of Mr. Hollar’s annual salary was subject to the terms of an employment agreement with Bancorp and the Bank dated January 18, 2003. Under this agreement, Mr. Hollar’s annual salary is reviewed annually and is subject to increase at the discretion of the Board of Directors.

The Committee conducted a review of executive officer base compensation in March 2004. Changes in base compensation for 2004 were effective on April 1, 2004. In its review, the Committee determined that the performance of Mr. Hollar was excellent, based upon the 2003 financial performance of Bancorp, the financial performance trends for 2003 and the preceding four years; the results of confidential regulatory examinations; Bancorp’s planned levels of financial performance for 2004; Mr. Hollar’s continued involvement in community affairs in the communities served by Bancorp; and a general level of satisfaction with Mr. Hollar’s management of Bancorp and its subsidiaries. As a result of this review, Mr. Hollar’s salary was increased by $25,000 to $405,000.

Executive officers of Bancorp and the Bank have been granted incentive stock options under Bancorp’s Stock Option Plans. The purposes of the Stock Option Plans are to attract, retain, and motivate key officers of Bancorp and the Bank by providing them with a stake in the success of Bancorp as measured by the value of its shares. Options are granted at exercise prices equal to the fair market value of the shares on the dates of grant. The Stock Option Committee, which consists of the independent directors of Bancorp, has general responsibility for granting stock options to key employees and administering the plans. The Human Resources Committee recommends to the Stock Option Committee the recipients and the amounts and other terms of options to be granted. During 2004, incentive stock options for 48,625 shares were granted to Named Executive Officers at an exercise price of $38.00 per share, including options for 18,650 shares granted to Mr. Hollar, 11,250 shares granted to Mr. Small, 6,050 shares granted to Mr. Caceres, 6,625 shares granted to Mr. Schrider, and 6,050 shares granted to Mr. Kuykendall.

The Company has a qualified Cash and Deferred Profit Sharing Plan. The profit sharing portion of the plan covers all employees after ninety days of service. All executive officers participate in this plan. The Human Resources Committee recommends to the Board of Directors the aggregate amount to be contributed each year to the profit sharing plan, if any, based upon a formula which uses measures of loan and deposit growth, profitability, asset quality, client satisfaction, and productivity ratios compared with those measures for the prior year and target levels established for the Bank. Each participant receives an allocation of the total contribution based upon his or her compensation for the year

The Bank also awards cash bonuses to executive officers based upon the performance of the Bank or its business units using the formula described above. The minimum performance criteria under this formula were not met in 2004, and accordingly, no profit sharing contribution or bonuses were paid to Named Executive Officers for that year, other than the bonus paid to Mr. Caceres based upon business unit performance.

The Human Resources Committee is composed entirely of non-employee, independent members of the Board of Directors.

January 26, 2005	HUMAN RESOURCES COMMITTEE

Robert L. Mitchell, Chairman
John Chirtea
Susan D. Goff
Charles F. Mess
David E. Rippeon
Robert L. Orndorff, Jr.
W. Drew Stabler

Stock Performance Comparisons

The following graph and table show the cumulative total return on the Common Stock of Bancorp over the last five years, compared with the cumulative total return of a broad stock market index, the Standard and Poor’s 500 Index (“S&P 500”), and a narrower index of Mid-Atlantic bank holding company peers with assets of from $1 billion to $3 billion. The cumulative total return on the stock or the index equals the total increase in value since December 31, 1999, assuming reinvestment of all dividends paid into the stock or the index. The graph and table were prepared assuming that $100 was invested on December 31, 1999, in the Common Stock and the securities included in the indexes.

		1999	2000	2001	2002	2003	2004

Sandy Spring Bancorp, Inc.	w	$100.0	$87.6	$188.8	$190.7	$230.9	$242.3
S&P 500 Index	▪	100.0	89.9	78.1	59.9	75.7	82.5
Peer Group Index	▲	100.0	76.8	107.8	135.4	174.0	188.5

The Peer Group index includes the twenty-four publicly-traded bank holding companies other than Bancorp headquartered in the states of Maryland, Virginia, Pennsylvania, New Jersey, and West Virginia (the Mid-Atlantic Region) with assets at December 31, 2004, of at least $1 billion and not more than $3 billion. The institutions included in this index are AmeriServ Financial, Inc., City Holding Co., Citizen’s Northern Corporation, Columbia Bancorp, Community Banks, Inc., First Community Bancshares, Inc., First Mariner Bancorp, First United Corporation, FNB Corporation, Harleysville National Corp., Interchange Financial Services Corporation, Lakeland Bancorp, Incorporated, Omega Financial Corp., PennRock Financial Services Corp., Royal Pennsylvania Inc., S&T Bancorp, Inc., Sterling Financial Corp., Sun Bancorp, Inc., Union Bankshares Corporation, United National Bancorp, Univest Corporation of Pennsylvania, Virginia Financial Group, Inc., and Yardville National Bancorp. Returns are weighted according to the issuer’s stock market capitalization at the beginning of each year shown.

Approval of the 2005 Omnibus Stock Plan

(Item II on the Proxy Card)

At the Annual Meeting, the shareholders are being asked to approve the Sandy Spring Bancorp 2005 Omnibus Stock Plan (the “2005 Stock Plan”). The Stock Plan replaces the Sandy Spring Bancorp, Inc. 1999 Stock Option Plan, as amended (the “1999 Plan”) upon the Stock Plan’s approval by shareholders of Bancorp. Options issued under the 1999 Plan and Bancorp’s 1992 Stock Option Plan will continue in effect and will be subject to the requirements of those plans, but no new options will be granted under them after the 2005 Stock Plan is approved by shareholders. The 2005 Stock Plan authorizes awards for up to 1,800,000 shares of Bancorp common stock over its ten-year term.

The purposes of the 2005 Stock Plan is to advance the interests of Bancorp and its shareholders by:

▪	Providing means for Bancorp to link a portion of the compensation of directors and selected key employees of Bancorp, Sandy Spring Bank, and Bancorp’s other affiliates with the performance of Bancorp Common Stock;

▪	Authorizing awards of restricted stock and stock rights, which are offered by others in the financial services industry, in addition to stock options;

▪	Providing additional incentive to directors and key Employees of Bancorp and its affiliates to promote the success of the business as measured by the value of its shares; and

▪	Increasing the commonality of interests among directors, key employees and other shareholders.

The Board of Directors believes that the availability of a stock based compensation program intended to provide directors and key employees with at least a moderate portion of their overall compensation package, and that will enable them to participate in the growth and prosperity of Bancorp as reflected in the stock price, is necessary in order to attract and retain high caliber directors, officers, and employees in key positions. The Board of Directors also believes that such a plan is necessary to align the interests of such persons with the interests of Bancorp’s shareholders, which will increase their incentive to improve Bancorp’s performance.

Replacement of the 1999 Stock Option Plan

The 1999 Plan authorizes the Board to award stock options to Directors and key employees, but does not authorize the award of other forms of stock based compensation commonly available in the industry. These additional types of awards can have financial, tax, and other advantages to Bancorp and the award recipients.

The 1999 Stock option plan authorizes the issuance of up to 1,600,000 shares of Bancorp common stock, and expires in 2009. As of December 31, 2004, options for approximately 825,000 shares were outstanding, and an additional 637,852 shares of common stock were available for future issuance. As noted above, if the 2005 Stock Plan is approved, no new awards will be made under the 1999 Plan.

Description of the 2005 Stock Plan

Administration. The 2005 Stock Plan is administered by a committee (the “Committee”) of at least three members. All members of the Committee must be independent directors as defined in the Listing Standards. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the members of the Board who are independent directors, acting as the Committee.

Subject to the terms of the 2005 Stock Plan, the Committee has the authority to select participants and to grant options and other awards under the 2005 Stock Plan, to determine the terms of those awards, and otherwise to administer and interpret the 2005 Stock Plan. Decisions of the Committee are final and conclusive. Members of the Committee will be indemnified to the full extent permissible under Bancorp’s Articles of Incorporation and Bylaws in connection with any claims or other actions relating to any action taken under the 2005 Stock Plan. The Board currently intends to administer the Plan directly with the advice of the Human Resources Committee, and Bancorp’s independent compensation consultant.

Types of Awards; Eligible Persons. The Committee may grant stock options, stock appreciation rights (“SARs”) and restricted stock under the 2005 Stock Plan to directors and key employees designated by the Committee. A total of 126 persons, including all of Bancorp’s executive officers and all outside directors, currently participate in the 1999 Plan, and would become eligible to receive awards under the 2005 Stock Plan. The amount and value of awards that may be made in the future to directors and named executive officers are not yet determinable.

Financial Effects of Awards. Bancorp will receive no monetary consideration for the granting of awards under the 2005 Stock Plan. It will receive no monetary consideration other than the option price for shares of common stock issued to optionees upon the exercise of their options. It will receive no monetary consideration upon the exercise of SARs or the vesting of restricted stock.

Under current accounting standards adopted by Bancorp, recognition of compensation expense is not required when stock options are granted at the fair market value of the common stock on the date the option is granted. Stock options are considered, however, in the calculation of diluted earnings per share of Bancorp. Awards of SARs generally require recognition of compensation expense based upon the difference between their exercise price and the market value of the shares to which they relate. Awards of restricted stock generally require the recognition of compensation expense based upon the market value of the stock.

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) revised the accounting rules for share-based compensation, effective for Bancorp as of July 1, 2005. Under the revised accounting standards, the cost of employee services received in exchange for equity instruments, including options and restricted stock awards, generally will be measured at the grant date.

Shares Available for Grants. The 2005 Stock Plan reserves authorized but unissued shares of common stock for issuance upon the exercise of options SARs, or the grant of restricted stock. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares or similar event in which the number or kind of shares is changed without receipt or payment of consideration by Bancorp, the number and kind of shares of stock as to which options, SARs and restricted stock may be awarded under the 2005 Stock Plan, the affected terms of all outstanding options, SARs and shares of restricted stock, and the aggregate number of shares of common stock remaining available for grant under the 2005 Stock Plan will be adjusted. Generally, the number of shares as to which SARs are granted are charged against the aggregate number of shares available for grant under the 2005 Stock Plan, provided that, in the case of an SAR granted in conjunction with an option, under circumstances in which the exercise of the SAR results in termination of the option and vice versa, only the number of shares of common stock subject to the option shall be charged against the aggregate number of shares of common stock remaining available under the 2005 Stock Plan. If awards should expire, become unexercisable, or be forfeited for any reason without having been exercised or become vested in full, the shares of common stock subject to such awards shall, unless the 2005 Stock Plan shall have been terminated, be available for the grant of additional awards under the 2005 Stock Plan.

Duration of the 2005 Stock Plan and Grants. The 2005 Stock Plan has a term of 10 years from the date of its approval by Shareholders, after which date no awards may be granted. The maximum term for an award is ten years from the date of grant, except that the maximum term of an Incentive Stock Option (ISO) (and an SAR granted in tandem with an ISO) may not exceed five years if the optionee owns more than 10% of the common stock on the date of grant. The expiration of the 2005 Stock Plan, or its termination by the Committee, will not affect any award then outstanding.

Repricing. No awards under the 2005 Stock Plan may be repriced or exchanged for awards with lower exercise prices without the approval of shareholders

Options. The exercise price of options may not be less than 100% of the fair market value of the common stock on the date of grant. In the case of an optionee who owns more than 10% of the outstanding common stock on the date of grant, the option price may not be less than 110% of fair market value of the shares. As required by federal tax laws, to the extent that the aggregate fair market value (determined when an ISO is granted) of the common stock with respect to which ISOs are exercisable by an optionee for the first time during any calendar year (under all Stock Plans of Bancorp and of any subsidiary) exceeds $100,000, the options will be treated as Non-ISOs. In the event that the fair market value per share of the common stock falls below the exercise price of previously granted options, the Committee will have the authority, with the consent of the optionee, to cancel outstanding options and to issue new options with an exercise price equal to the then current fair market price per share of the common stock.

SARs. An SAR may be granted in tandem with all or part of any option granted under the 2005 Stock Plan or without any relationship to any option. An SAR granted in tandem with an ISO must expire no later than the ISO, must have the same exercise price as the ISO and may be exercised only when the ISO is exercisable and when the fair market value of the shares subject to the ISO exceeds the exercise price of the ISO. For SARs granted in tandem with options, the optionee’s exercise of the SAR cancels his right to exercise the option, and vice versa. Regardless of whether an SAR is granted in tandem with an option, exercise of the SAR will entitle the optionee to receive, as the Committee prescribes in the grant, all or a percentage of the difference between (i) the fair market value of the shares of common stock subject to the SAR at the time of its exercise, and (ii) the fair market value of such shares at the time the SAR was granted (or, in the case of SARs granted in tandem with options, the exercise price). This difference is payable in cash or common stock or a combination of cash and stock as determined by the Committee. The exercise price as to any particular SAR shall not be less than the fair market value of the optioned shares on the date of grant.

Exercise of Options and SARs. The exercise of options and SARs will be subject to the terms and conditions established by the Committee in a written agreement between the Committee and the optionee. In the absence of Committee action to the contrary: (A) an otherwise unexpired ISO shall cease to be exercisable upon (i) an employee’s termination of employment for “just cause” (as defined in the 2005 Stock Plan), (ii) the date three months after an employee terminates service for a reason other than just cause, death, or disability, or (iii) the date one year after an employee terminates service due to disability, or two years after termination of such service due to his death; (B) an unexpected Non-ISO shall cease to be exercisable upon (i) an employee’s termination of employment for “just cause” (as defined in the 2005 Stock Plan), (ii) a director’s removal from the board of Bancorp or Sandy Spring Bank, (iii) the date three months after an employee or director terminates service for a reason other than just cause, removal, death, or disability, or (iv) the date one year after an employee terminates service due to disability, or two years after termination of such service due to his death. Notwithstanding the provisions of any option which provides for its exercise in installments as designated by the Committee, such option shall become immediately exercisable upon the optionee’s death or permanent and total disability. Although directors and executive officers of Bancorp generally would be prohibited from profiting from certain purchases and sales of shares within any six-month period under the federal securities laws, they generally will not be prohibited by such laws from exercising options and immediately selling the shares they received, provided at least six months elapses between the grant of the option and the sale of the common stock purchased on exercise of the option. As a result, officers, like Bancorp’s and its affiliates’ other participating employees, generally will be permitted to benefit in the event the market place for the shares exceeds the exercise price of their options, without being subject to loss in the event the market place falls below the exercise price.

An otherwise exercisable SAR may be exercised only during the period beginning on the third business day following the release for publication of Bancorp’s quarterly or annual financial information, and ending on the twelfth business day following such date. In no event, however, will any option or SAR be exercisable after its expiration date, as to fractional shares of common stock, or prior to the optionee’s satisfaction of any income tax withholding requirements.

A participant may exercise options or SARs, subject to provisions relative to their termination and limitations on their exercise, only by (i) written notice of intent to exercise the option or SAR with respect to a specified number of shares of common stock, and (ii) in the case of options, payment to Bancorp (contemporaneously with delivery of such notice) in cash, in common stock, or a combination of cash and common stock, of the amount of the exercise price for the number of shares with respect to which the option is then being exercised. Common stock utilized in full or partial payment of the exercise price for options shall be valued at its market value at the date of exercise.

Restricted Stock. The Committee has discretion at the time of making a restricted stock grant to determine a period of up to five years during which the shares granted will be subject to restrictions, and the conditions that must be satisfied in order for the shares of restricted stock to become unrestricted (i.e., vested and nonforfeitable). For example, the Committee may condition vesting upon a grantee’s continued employment or upon the grantee’s attainment of specific corporate, divisional, or individual performance standards or goals. However, the minimum vesting period for restricted stock is three years if the vesting is based solely on the passage of time and continued employment, although vesting may occur ratably over such period; and the minimum measurement date for vesting of restricted stock based upon performance criteria is one year.

The Committee shall determine the percentage of the award of restricted stock which shall vest in the event of death, disability, or retirement prior to the expiration of the restriction period or the satisfaction of the restrictions applicable to an award of restricted stock. Neither Stock Option Committee nor the Board will have the authority, without shareholder approval, to accelerate the vesting period of restricted stock other than in the event of a change-in-control of Bancorp or the death, disability, retirement, or termination of employment of the participant.

Until a grantee’s interest vests, his or her restricted stock is nontransferable and forfeitable. Nevertheless, the grantee is entitled to vote the restricted stock and to receive dividends and other distributions made with respect to the restricted stock. To the extent that a grantee becomes vested in his or her restricted stock at any time during the restriction period and has satisfied applicable income tax withholding obligations, Bancorp will deliver unrestricted shares of common stock to the grantee. At the end of the restriction period, the grantee will forfeit to Bancorp any shares of restricted stock as to which he or she did not earn a vested interest during the restriction period.

Change-in-Control. Upon a change-in-control, all options and SARs are immediately exercisable and fully vested, and all shares of restricted stock become fully vested. At that time, the Committee may grant the optionee the right to receive a cash payment in an amount equal to the excess of the market value of the shares subject to an option over the exercise price of the option. If there is (i) a liquidation or dissolution of Bancorp, (ii) a merger or consolidation in which Bancorp is not the surviving entity; or (iii) the sale or disposition of all or substantially all of Bancorp’s assets, then all of the outstanding options must be surrendered in return for options for shares of the acquiring company, shares of the acquiring company with a market value equal to the excess of the market value of the shares subject to option on the date of the transaction over the exercise price of the option, or cash equal to the excess of the market value of the shares subject to option on the date of the transaction over the exercise price of the option, as determined by the Committee. In no event, however, may an option be exchanged for cash or an SAR exercised within the six-month period following the date of its grant.

A change-in-control under the 2005 Stock Plan means any one of the following events: (1) the acquisition of ownership or control of 25% or more of any class of voting securities of Bancorp or Sandy Spring Bank; (2) the exercise of a controlling influence over the management or policies of Bancorp or Sandy Spring Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, or (3) the failure of Continuing Directors to constitute at least two-thirds of the Board of Bancorp or Sandy Spring Bank during any period of two consecutive years. A change-in-control does not include acquisition of ownership or control of voting securities of Bancorp by an employee benefit plan sponsored by Bancorp or Sandy Spring Bank; acquisition of voting securities by Bancorp through share repurchase or otherwise; or acquisition by an exchange of voting securities with a successor to Bancorp in a reorganization, such as a re-incorporation, that does not have the purpose or effect of significantly changing voting power or control. Continuing directors are those individuals who were directors at the Effective Date of the 2005 Stock Plan and those other individuals whose election or nomination for election as a director was approved by a vote of at least two-thirds of the continuing directors then in office. An offer to effect a change-in-control means any offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request of invitation for tenders of, 25% or more of any class of voting securities of Bancorp for value. The decision of the Committee as to whether a change-in-control has occurred or an offer to effect a change-in-control has been received is conclusive and binding.

Although these provisions are included in the 2005 Stock Plan primarily for the protection of an employee-optionee in the event of a change-in-control of Bancorp, they may also be regarded as having a takeover defensive effect, which may reduce Bancorp’s vulnerability to hostile takeover attempts and certain other transactions which have not been negotiated with and approved by the Board.

Nontransferability. ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a qualified domestic relations order. Other awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a qualified domestic relations order, or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

Conditions on Issuance or Sale of Shares. The Committee has the authority to impose restrictions on shares issued under the 2005 Stock Plan that it deems appropriate or desirable, including the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions. The Committee may not issue shares unless the issuance complies with applicable securities laws, and to that end may require that an optionee or grantee make certain representations or warranties. In addition, no shares that have been acquired upon exercise of an option may be sold or otherwise disposed of (except by gift or upon death) before the end of a six-month period that begins on the date the option was granted.

Amendment and Termination of the 2005 Stock Plan. The Board may from time to time amend the terms of the 2005 Stock Plan and, with respect to any shares at the time not subject to options, suspend or terminate the 2005 Stock Plan. Shareholder approval is required for an amendment that would increase the number of shares subject to the 2005 Stock Plan or that would extend the term of the 2005 Stock Plan. No amendment, suspension or termination of the 2005 Stock Plan will, without the consent of any affected holders of an option, alter or impair any rights or obligations under the option.

Federal Income Tax Consequences

ISOs. Options may be either incentive stock options (“ISOs”) as defined in Section 422 of the Internal Revenue Code (the “Code”), or options that are not ISOs (“Non-ISOs”). Directors who are not employees are not eligible to receive ISOs. An employee recognizes no taxable income upon the grant of ISOs. If the optionee holds the option shares for at least two years from the date the ISO is granted and one year from the date the ISO is exercised, any gain realized on the sale of the shares received upon exercise of such ISO is taxed as long-term capital gain. However, the difference between the fair market value of the stock at the date of exercise and the exercise price of the ISO will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax. If the employee disposes of the shares before the expiration of either of the special holding periods, the disposition is a “disqualifying disposition.” In this event, the employee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as capital gain.

Bancorp will not be entitled to any deduction for federal income tax purposes as the result of the grant or exercise of an ISO, regardless of whether or not the exercise of the ISO results in liability under the alternative minimum tax. However, if the employee has ordinary income taxable as compensation as a result of a disqualifying disposition, Bancorp will be entitled to deduct an equivalent amount, subject to federal income tax limitations on annual executive compensation deductions.

Non-ISOs. In the case of a Non-ISO, an optionee will recognize ordinary income upon the exercise of the Non-ISO in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option price (or, if the optionee is subject to certain restrictions imposed by the federal securities laws, upon the lapse of those restrictions unless the optionee makes a special tax election within 30 days after the date of exercise to have the general rule apply). Upon a subsequent disposition of such shares, any amount received by the optionee in excess of the fair market value of the shares as of the exercise will be taxed as capital gain. Bancorp will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the optionee in connection with the exercise of a Non-ISO, subject to federal income tax limitations on annual executive compensation deductions.

SARs. The grant of an SAR has no tax effect on the optionee or Bancorp. Upon exercise of the SARs, however, any cash or common stock received by the optionee in connection with the surrender of his or her SAR will be treated as compensation income to the optionee, and Bancorp will be entitled to a business expense deduction for the amounts treated as such compensation income, subject to federal income tax limitations on annual executive compensation deductions.

Restricted Stock. The grant of restricted stock has no tax effect on Bancorp or the grantee. When the shares become vested pursuant to the restricted stock award, the grantee will recognize ordinary income equal to the fair market value of the shares delivered to him or her under the restricted stock award, and Bancorp will be entitled to a business expense deduction in the same amount, subject to federal income tax limitations on annual executive compensation deductions.

Recommendation and Vote Required

Approval of the 2005 Stock Plan requires the favorable vote of a majority of the votes represented at the Annual Meeting (assuming a quorum of a majority of the outstanding shares of common stock is present).

The Board recommends a vote “FOR” approval of the 2005 Stock Plan.

Transactions and Relationships with Management

Bancorp and the Bank have had in the past, and expect to have in the future, banking transactions with directors and executive officers in the ordinary course of business on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with other persons. In the opinion of management, these transactions do not and will not involve more than the normal risk of collectibility or present other unfavorable features.

Director Lewis R. Schumann is a partner in the Rockville, Maryland law firm of Miller, Miller and Canby, Chtd., which Bancorp and the Bank have retained during 2004 and expect to retain during the current year as legal counsel. The law firm provides legal services on matters such as routine litigation, customer account issues, Bank properties, and trust and estate administration.

Shareholder Proposals and Communications

From time to time, individual shareholders may wish to submit proposals that they believe should be voted upon by the shareholders. The Securities and Exchange Commission has adopted regulations that govern the inclusion of such proposals in Bancorp’s annual proxy materials. Shareholder proposals intended to be presented at the 2006 Annual Meeting of Shareholders may be eligible for inclusion in Bancorp’s proxy materials for that Annual Meeting if received by Bancorp at its executive offices not later than November 14, 2005 unless the date of the 2006 annual meeting is more than 30 days from April 20, 2006, in which case the deadline is a reasonable time before Bancorp begins to print and mail proxy materials. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

In addition, Bancorp’s Bylaws require that to be properly brought before an annual meeting, shareholder proposals for new business must be delivered to or mailed and received by Bancorp not less than thirty nor more than ninety days prior to the date of the meeting; provided, however, that if less than forty-five days notice of the date of the meeting is given to shareholders, such notice by a shareholder must be received not later than the fifteenth day following the date on which notice of the date of the meeting was mailed to shareholders or two days before the date of the meeting, whichever is earlier. Each such notice given by a shareholder must set forth certain information specified in the Bylaws concerning the shareholder and the business proposed to be brought before the meeting.

Shareholders also may nominate candidates for director, provided that such nominations are made in writing and received by Bancorp at its executive offices not later than December 14, 2005. The nomination should be sent to the attention of Bancorp’s Corporate Secretary and must include, concerning the director nominee, the following information: full name, age, date of birth, educational background and business experience, including positions held for at least the preceding five years, home and office addresses and telephone numbers, and a signed representation to timely provide all information requested by Bancorp for preparation of its disclosures regarding the solicitation of proxies for election of directors. The name of each such candidate for director must be placed in nomination at the Annual Meeting by a shareholder present in person. The nominee must also be present in person at the Annual Meeting. A vote for a person who has not been duly nominated pursuant to these requirements will be deemed to be void.

Bancorp’s shareholders may communicate with the Board of Directors or any individual Director by addressing correspondence to the board or such director in care of the Corporate Secretary at Bancorp’s main office by mail, courier, or facsimile or by e-mail through the Company’s “contact us” feature of the Investor Relations area of its Website at www.sandyspringbank.com.

The Board of Directors believes it is important for all directors to attend the annual meeting of shareholders in order to show their support for Bancorp and to provide an opportunity for shareholders to express any concerns to them. Bancorp has adopted a policy that all directors should attend each annual meeting of shareholders unless they are unable to attend by reason of personal or family illness or pressing matters.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires Bancorp’s executive officers and directors, and any persons who own more than ten percent of a registered class of Bancorp’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent stockholders are required by applicable regulations to furnish Bancorp with copies of all Forms 3, 4, and 5 they file.

Based solely on Bancorp’s review of the copies of such forms it has received, Bancorp believes that all its executive officers and directors have complied with all filing requirements applicable to them with respect to transactions during 2004, with the following exceptions: Forms 4 for directors Chirtea, Hardesty, and Ruppert reporting purchases under the new Directors Stock Purchase Plan, a Form 3 due following Philip J. Mantua’s appointment as Chief Financial Officer, and a Form 4 for Mr. Mantua were inadvertently filed after their due dates.

Independent Registered Public Accounting Firms

     McGladrey & Pullen, LLP was engaged as Bancorp’s independent auditors, now referred to as Bancorp’s independent registered public accounting firm, on April 7, 2003. The engagement of McGladrey & Pullen was recommended by Bancorp’s Audit Committee and approved by Bancorp’s Board of Directors. Representatives of McGladrey & Pullen will be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire, and be available to respond to appropriate questions.

On April 7, 2003, Bancorp dismissed Stegman & Company (“Stegman”), which had previously served as independent registered public accounting firms for Bancorp. The reports of Stegman on the consolidated financial statements of Bancorp as of and for the fiscal years ended December 31, 2002 and December 31, 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The change in independent registered public accounting firms was recommended by Bancorp’s Audit Committee and approved by Bancorp’s Board of Directors. In connection with its audit for the fiscal years ended December 31, 2002 and 2001, and in the interim period from January 1, 2003 through April 7, 2003, there were no disagreements with Stegman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Stegman, would have caused Stegman to make reference to such disagreements in its report on the consolidated financial statements for such years.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by McGladrey & Pullen, LLP for the audit of the annual financial statements of Sandy Spring Bancorp, Inc., and subsidiaries for the year ended December 31, 2004, and fees billed for other services rendered by McGladrey & Pullen, LLP and RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP).

	2004	2003

Audit Fees(1)	$320,225	$102,900
Audit-Related Fees(2)	36,480	28,375
Tax Services(3)	46,642	9,500
All Other Fees(4)	none	none

The following table presents fees for professional audit services rendered by Stegman & Company for the audit of the annual financial statements of Sandy Spring Bancorp, Inc., and subsidiaries for the year ended December 31, 2003, and fees billed for other services rendered by Stegman & Company.

2003

Audit Fees(1)	$11,983
Audit-Related Fees(2)	18,731
Tax Services(3)	19,500
All Other Fees(4)	17,445

(1)	Audit fees consist of fees for professional services rendered for the audit of Bancorp’s consolidated financial statements and review of financial statements included in Bancorp’s quarterly reports on Form 10-Q and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Audit related services were for services related to employee benefit plan audits, due diligence related to mergers and acquisitions, and consultation concerning financial accounting and reporting standards.

(3)	Tax services fees consist of fees for compliance tax services including tax planning and advice and preparation of tax returns.

(4)	Other fees consist of tax preparation services for the Trust Department of Bancorp’s bank subsidiary.

The Audit Committee is required to preapprove all auditing services and permitted non-audit services provided by Bancorp’s independent registered public accounting firm, under Securities and Exchange Commission regulations that became effective in May 2003. There is an exception for preapproval of non-audit services if the aggregate amount of all such non-audit services provided to Bancorp constitutes not more than 5 percent of the total amount of revenues paid by it to its independent registered public accounting firms during the fiscal year in which the non-audit services are provided; such services were not recognized by Bancorp at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee. All audit services and permitted non-audit services to be performed by Bancorp’s independent registered public accounting firm have been preapproved by the Audit Committee as required by Securities and Exchange Commission regulations and the Audit Committee’s charter without exception.

Report of the Audit Committee

Bancorp’s Audit Committee is appointed by the Board of Directors to assist the Board in monitoring the integrity of the financial statements, compliance with legal and regulatory requirements, and the independence and performance of internal and external auditors. The committee (1) has reviewed and discussed the audited financial statements included in Bancorp’s 2004 Annual Report and Form 10-K with management; (2) has discussed with the Bancorp’s independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards 61; and (3) has received the written disclosures and the letter from the Bancorp’s independent registered public accounting firms required by Independence Standards Board Standard No. 1 and discussed independence with the Bancorp’s independent registered public accounting firm. Based upon this review, discussion, disclosures, and materials described in (1) through (3), the committee recommended to the Board of Directors that the audited financial statements be included in the 2004 Annual Report on Form 10-K. The committee also has considered whether the amount and nature of non-audit services rendered by the Bancorp’s independent registered public accounting firm are consistent with its independence.

February 22, 2005	AUDIT COMMITTEE

John Chirtea, Chairman
Solomon Graham
Gilbert L. Hardesty
Charles F. Mess
Craig A. Ruppert

Ratification of Selection of Bancorp’s
Independent Registered Public Accounting Firm

(Item III on the Proxy Card)

The Audit Committee has selected the firm of McGladrey & Pullen, LLP as Bancorp’s independent registered public accounting firm for 2005. The Board is submitting this proposal to the vote of the shareholders in order to ratify the Audit Committee’s selection. If shareholders do not ratify the selection of McGladrey & Pullen, LLP, the Audit Committee will reconsider the selection of Bancorp’s independent registered public accounting firm.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of McGladrey & Pullen, LLP as Bancorp’s independent registered public accounting firm for 2005. Therefore, abstentions effectively count as votes against this proposal.

The Board recommends a vote “FOR” the ratification of McGladrey & Pullen, LLP as the Bancorp’s independent registered public accounting firm for 2005.

Approval of Minutes

Action taken at the Annual Meeting to approve the minutes of the 2004 Annual Meeting of Shareholders does not constitute approval or disapproval of any of the matters referred to in those minutes.

By order of the Board of Directors

Ronald E. Kuykendall
Executive Vice President, General Counsel and Corporate Secretary Dated: March 14, 2005

Appendix A

Sandy Spring Bancorp, Inc.
Sandy Spring Bank

2005 Omnibus Stock Plan

1. Purpose of the Plan.

The purposes of this Sandy Spring Bancorp, Inc. 2005 Stock Plan (the “Plan”) is to advance the interests of Bancorp and its shareholders by:

▪	Providing means for Bancorp to link a portion of the compensation of directors and selected key Employees of Bancorp, Sandy Spring Bank, and Bancorp’s other Affiliates with the performance of Bancorp Common Stock;

▪	Authorizing types of stock-based awards offered by others in the financial services industry in order to attract, retain and motivate the best available personnel for positions of substantial responsibility at Bancorp and its Affiliates;

▪	Providing additional incentive to directors and key Employees of Bancorp and its Affiliates to promote the success of the business as measured by the value of its shares; and

▪	Increasing the commonality of interests among directors, key employees and other shareholders.

The Plan replaces the Sandy Spring Bancorp, Inc. 1999 Stock Option Plan, as amended (the “1999 Plan”) upon this Plan’s approval by shareholders of Bancorp. Options issued under the 1999 Plan and Bancorp’s 1992 Stock Option Plan will continue in effect and will be subject to the requirements of those plans, but no new options will be granted under them after this Plan is approved by shareholders.

The Plan is not an agreement or promise of employment. Neither the Plan, nor any Award granted pursuant to the Plan, confers on any person any right to continue in the employ of Bancorp or any of its Affiliates. The rights of Bancorp and its Affiliates to terminate the employment of an Employee is not limited by the Plan or by any Award granted pursuant to the Plan unless such right is specifically described by the terms of any such Award.

2. Definitions.

(a)	“Affiliate” shall mean any “parent corporation” or “subsidiary corporation” of Bancorp, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

(b)	“Agreement” shall mean a written agreement entered into in accordance with Paragraph 5(c).

(c)	“Awards” shall mean, collectively, Options, SARs, and Restricted Stock, unless the context clearly indicates a different meaning.

(d)	“Bancorp” shall mean Sandy Spring Bancorp, Inc.

(e)	“Board” shall mean the Board of Directors of Bancorp.

(f)	“Change in Control” means any one of the following events occurring after the Effective Date: (1) the acquisition of ownership of, power to vote, or control of 25% or more of any class of voting securities of Bancorp or Sandy Spring Bank; (2) the exercise of a controlling influence over the management or policies of Sandy Spring Bank or Bancorp by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (3) the failure of Continuing Directors to constitute at least two-thirds of the Board of Directors of Bancorp or Sandy Spring Bank (the “Company Board”) during any period of two consecutive years. A “change-in-control” does not include acquisition of ownership of, control of or power to vote voting securities of Bancorp by an employee benefit plan sponsored by Bancorp or Sandy Spring Bank; acquisition of voting securities by Bancorp through share repurchase or otherwise; or acquisition by an exchange of voting securities with a successor to Bancorp in a reorganization, such as a re-incorporation, that does not have the purpose or effect of significantly changing voting power or control. For purposes of this definition, only, “Continuing Directors” includes only those individuals who were members of Bancorp Board at the Effective Date and those other individuals whose election or nomination for election as a member of Bancorp Board was approved by a vote of at least two-thirds of the Continuing Directors then in office, and “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

(g)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(h)	“Committee” shall mean the Stock Option Committee appointed by the Board in accordance with Paragraph 5(a) hereof.

(i)	“Common Stock” shall mean the common stock, par value $1.00 per share, of Bancorp.

(j)	“Continuous Service” shall mean the absence of any interruption or termination of service as an Employee of Bancorp or any present or future Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by Bancorp or in the case of transfers between payroll locations of Bancorp or among Bancorp, Sandy Spring Bank, or any other Affiliate.

(k)	“Effective Date” shall mean the date specified in Paragraph 14 hereof.

(l)	“Employee” shall mean any person employed by Bancorp or by an Affiliate.

(m)	“Exercise Price” shall mean the price per Optioned Share at which an Option or SAR may be exercised.

(n)	“Independent Director” shall have the meaning established in the listing standards of the NASDAQ Stock Market, Inc., or of such exchange on which the Common Stock is principally traded.

(o)	“ISO” means an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an “incentive stock option” within the meaning of Section 422 of the Code.

(p)	“Market Value” shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

(q)	“Non-Employee Director” means any member of the Board who, at the time discretion under the Plan is exercised, is a “Non-Employee Director” within the meaning of Rule 16b-3.

(r)	“Non-ISO” means an option to purchase Common Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO, except in the circumstance described in Section 6(b) of the Plan.

(s)	“Offer to Effect a Change in Control” means any offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request of invitation for tenders of, 25% or more of any class of voting securities of the Company for value. The decision of the Committee as to whether an Offer to Effect a Change in Control has been made shall be conclusive and binding.

(t)	“Option” means an ISO and/or a Non-ISO.

(u)	“Optioned Shares” shall mean Shares subject to an Option granted pursuant to this Plan.

(v)	“Outstanding Shares” shall mean the total shares of Common Stock which have been issued and which (a) are not held as treasury shares, and (b) have not been cancelled or retired by Bancorp.

(w)	“Parent” shall mean any present or future corporation that would be a “parent corporation” as defined in Subsections 424(e) and (g) of the Code.

(x)	“Participant” shall mean any person who receives an Award pursuant to the Plan.

(y)	“Performance Based Award” shall mean an award, the Restriction Period or vesting period of which is based on specific corporate, divisional, or individual performance standards or goals.

(z)	“Plan” shall mean the Sandy Spring Bancorp, Inc. 2005 Stock Plan.

(aa)	“Restricted Stock” means Common Stock which is subject to restrictions against transfer and forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 10.

(bb)	“Rule 16b-3” shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(cc)	“SAR” (or “Stock Appreciation Right”) means a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of Common Stock.

(dd)	“Share” shall mean one share of Common Stock.

(ee)	“Subsidiary” shall mean any present or future corporation which would be a “subsidiary corporation” as defined in Subsections 424(f) and (g) of the Code.

(ff)	“Transaction” means (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity; or (iii) the sale or disposition of all or substantially all of the Company’s assets.

3. Term of the Plan and Awards.

(a)	Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 18 hereof. No Award shall be granted under the Plan after ten years from the Effective Date.

(b)	Term of Awards. The term of each Award granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding shares of Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

4. Shares Subject to the Plan.

(a)	General Rule. Except as otherwise required by the provisions of Paragraph 12 hereof, the aggregate number of Shares deliverable pursuant to Awards shall not exceed 1,800,000 Shares. If Awards should expire, become unexercisable or be forfeited for any reason without having been exercised or become vested in full, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan.

(b)	Special Rule for SARs. The number of Shares with respect to which an SAR is granted, but not the number of Shares which Bancorp delivers or could deliver to an Employee or individual upon exercise of an SAR, shall be charged against the aggregate number of Shares remaining available under the Plan; provided, however, that in the case of an SAR granted in conjunction with an Option, under circumstances in which the exercise of the SAR results in termination of the Option and vice versa, only the number of Shares subject to the Option shall be charged against the aggregate number of Shares remaining available under the Plan. The Shares involved in an Option as to which option rights have terminated by reason of the exercise of a related SAR, as provided in Paragraph 9 hereof, shall not be available for the grant of further Options under the Plan.

5. Administration of the Plan.

(a)	Composition of the Committee. The Plan shall be administered by the Committee, which shall consist of not less than three (3) Directors appointed by the Board. All members of the Committee must be Independent Directors. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the members of the Board who are Independent Directors, acting as the Committee.

(b)	Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

(c)	Agreement. Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between Bancorp and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option or SAR, (ii) the number of Shares subject to, and the expiration date of, the Award, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award, and (iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise of such Award. The Chairman of the Committee and such officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of Bancorp and to cause them to be delivered to the recipients of Awards.

(d)	Effect of the Committee’s Decisions. All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

(e)	Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by Bancorp in connection with any claim, action, suit, or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award granted hereunder to the full extent provided for under Bancorp’s Certificate of Incorporation or Bylaws with respect to the indemnification of Directors.

6. Grant of Options.

(a)	General Rule. The Committee, in its sole discretion, may grant ISOs or Non-ISOs to Employees of the Company or its Affiliates and may grant Non-ISOs to Directors or directors of Affiliates. The maximum number of Shares that may be used for ISOs is the maximum number of shares deliverable for Awards specified under Section 4(a), provided that Shares deliverable for all Awards may not exceed such number of shares.

(b)	Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of Bancorp or any present or future Parent or Subsidiary of Bancorp) shall not exceed $100,000. Notwithstanding the prior provisions of this paragraph, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

7. Exercise Price for Options.

(a)	Limits on Committee Discretion. The Exercise Price as to any particular Option granted under the Plan shall not be less than the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of Bancorp’s Outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

(b)	Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market) on the date in question, then the Market Value per Share shall be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be not less than the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be not less than the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

(c)	Reissuance of Options and SARs. Notwithstanding anything herein to the contrary, the Committee shall have the authority to cancel outstanding Options and/or SARs with the consent of the Participant and to reissue new Options and/or SARs at a lower Exercise Price equal to the then Market Value per share of Common Stock in the event that the Market Value per share of Common Stock at any time prior to the date of exercise of outstanding Options and/or SARs falls below the Exercise Price provided that no such repricing transaction shall be effective unless specifically approved or ratified by the affirmative votes of the holders of a majority of the Common Stock present or represented and entitled to vote at a meeting duly held on date no later than the next annual meeting of shareholders following such cancellation and reissuance.

8. Exercise of Options.

(a)	Generally. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant. An Option may not be exercised for a fractional Share.

(b)	Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to Bancorp (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised, provided that Common Stock acquired by exercise of Options within the preceding six months, or Restricted Stock Awards that have vested within such period, may not be delivered in payment of the Exercise Price. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Corporate Secretary of Bancorp at Bancorp’s executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise.

(c)	Notwithstanding the provisions of any Option that provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon the Optionee’s death or Permanent and Total Disability.

(d)	Period of Exercisability-ISOs. An ISO may be exercised by an Optionee only while the Optionee is an Employee and has maintained Continuous Service from the date of the grant of the ISO, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee’s Continuous Service terminates by reason of—

(1)	“Just Cause” which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Optionee and the Company or any Affiliate (and, in the absence of any such agreement, means termination because of the Employee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses or final cease-and-desist orders), then the Optionee’s rights to exercise such ISO shall expire on the date of such termination;

(2)	Death, then an ISO of the deceased Optionee may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such ISO shall have passed by will or by laws of descent and distribution;

(3)	Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code), then an ISO may be exercised within one year from the date of such Permanent and Total Disability, but not later than the date on which the ISO would otherwise expire.

(e)	Period of Exercisability-Non-ISOs. Except to the extent otherwise provided in the terms of an Agreement, a Non-ISO may be exercised by an Optionee only while such Optionee is an Employee, a Director, or a director of an Affiliate, or within three months after termination of such service (but not later than the date on which the Option would otherwise expire), except if the Optionee’s service terminates by reason of—

(1)	“Just Cause” which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Optionee and the Company or any Affiliate (and, in the absence of any such agreement, means termination because of the Optionee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses or final cease-and-desist orders), then the Optionee’s rights to exercise such Non-ISO shall expire on the date of such termination;

(2)	Removal from the Board or from the Board of Sandy Spring Bank pursuant to the respective Articles of Incorporation, then the Optionee’s rights to exercise such Non-ISO shall expire on the date of such removal;

(3)	Death, then a Non-ISO of the deceased Optionee may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Non-ISO shall have passed by will or by laws of descent and distribution or otherwise shall have transferred pursuant to this Plan;

(4)	Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code), then a Non-ISO may be exercised within one year from the date of such Permanent and Total Disability, but not later than the date on which the ISO would otherwise expire.

(f)	Effect of the Committee’s Decisions. The Committee’s determination whether a Participant’s Continuous Service has ceased, and the effective date thereof shall be final and conclusive on all persons affected thereby.

9. SARs (Stock Appreciation Rights)

(a)	Granting of SARs. In its sole discretion, the Committee may from time to time grant SARs either in conjunction with, or independently of, any Options granted under the Plan. An SAR granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the SAR to the extent of the number of shares purchased upon exercise of the Option and, correspondingly, the exercise of the SAR terminates the Option to the extent of the number of Shares with respect to which the SAR is exercised. Alternatively, an SAR granted in conjunction with an Option may be an additional right wherein both the SAR and the Option may be exercised. An SAR may not be granted in conjunction with an ISO under circumstances in which the exercise of the SAR affects the right to exercise the ISO or vice versa, unless the SAR, by its terms, meets all of the following requirements:

(1)	The SAR will expire no later than the ISO;

(2)	The SAR may be for no more than the difference between the Exercise Price of the ISO and the Market Value of the Shares subject to the ISO at the time the SAR is exercised;

(3)	The SAR is transferable only when the ISO is transferable, and under the same conditions;

(4)	The SAR may be exercised only when the ISO may be exercised; and

(5)	The SAR may be exercised only when the Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

(b)	Exercise Price. The Exercise Price as to any particular SAR shall not be less than the Market Value of the Optioned Shares on the date of grant.

(c)	Timing of Exercise. Any election by a Participant to exercise SARs shall be made at such times specified by and otherwise in accordance with Bancorp’s insider trading policy as if the SARs were shares of Common Stock, or, if no such policy is in effect, during the period beginning on the 3rd business day following the release for publication of quarterly or annual financial information and ending at the close of business on the 12th business day following such release date. This condition shall be deemed to be satisfied when the specified financial data is first made publicly available. In no event, however, may an SAR be exercised within the six-month period following the date of its grant.

(d)	Exercise of SARs. An SAR granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant, provided that an SAR may not be exercised for a fractional Share. Upon exercise of an SAR, the Participant shall be entitled to receive, without payment to Bancorp except for applicable withholding taxes, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Agreement, a portion of) the excess of the then aggregate Market Value of the number of Optioned Shares with respect to which the Participant exercises the SAR, over the aggregate Exercise Price of such number of Optioned Shares. This amount shall be payable by Bancorp, in the discretion of the Committee, in cash or in Shares valued at the then Market Value thereof, or any combination thereof. The provisions of Paragraphs 8(c) and 8(e) regarding the period of exercisability of Options are incorporated by reference herein, and shall determine the period of exercisability of SARs.

(e)	Procedure for Exercising SARs. To the extent not inconsistent herewith, the provisions of Paragraph 8(b) as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising SARs.

10. Restricted Stock Awards.

Any Share of Restricted Stock which the Committee may grant to shall be subject to the following terms and conditions, and otherwise to such other terms and conditions as are either applicable generally to Awards, or prescribed by the Committee in the applicable Agreement:

(a)	Restriction Period. At the time of each award of Restricted Stock, there shall be established for the Restricted Stock a restriction period, which shall be no less than 12 months and no greater than 5 years (the “Restriction Period”). Such Restriction Period may differ among Participants and may have different expiration dates with respect to portions of shares of Restricted Stock covered by the same award. In no event (i) may the goal or standard measurement date for a Performance Based Award of Restricted Stock be less than one year from the date of grant; or (ii) may the Restriction Period for any other award of Restricted Stock be less than 3 years, provided that restrictions may terminate ratably over the vesting period.

(b)	Vesting Restrictions. The Committee shall determine the restrictions applicable to the award of Restricted Stock, including, but not limited to, requirements of Continuous Service for a specified term, or, for Performance Based Awards of Restricted Stock, the attainment of specific corporate, divisional, or individual performance standards or goals, which restrictions may differ with respect to each Participant. The Agreement shall provide for forfeiture of Shares covered thereby if the specified restrictions are not met during the Restriction Period.

(c)	Vesting upon Death, Disability, or Retirement. The Committee shall set forth in the Agreement the percentage of the award of Restricted Stock which shall vest in the Participant in the event of death, disability, or retirement prior to the expiration of the Restriction Period or the satisfaction of the restrictions applicable to an award of Restricted Stock.

(d)	Acceleration of Vesting. Notwithstanding the Restriction Period and the restrictions imposed on the Restricted Stock, as set forth in any Agreement, the Committee may shorten the Restriction Period or waive any restrictions, if the Committee concludes that it is in the best interests of Bancorp to do so, provided that any such actions not done in connection with a Change in Control or the death, disability, retirement, or termination of employment of a Participant shall not be effective unless specifically approved or ratified by the affirmative votes of the holders of a majority of the Common Stock present or represented and entitled to vote at a meeting duly held on date no later than the next annual meeting of shareholders.

(e)	Ownership; Voting. Stock certificates shall be issued in respect of Restricted Stock awarded hereunder and shall be registered in the name of the Participant, whereupon the Participant shall become a shareholder of Bancorp with respect to such Restricted Stock and shall, to the extent not inconsistent with express provisions of the Plan, have all the rights of a shareholder, including but not limited to the right to receive all dividends paid on such Shares and the right to vote such Shares. Said stock certificates shall be deposited with Bancorp or its designee, together with a stock power endorsed in blank, and the following legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture:

“The transferability of this certificate and the shares of stock represented thereby are subject to the terms and conditions (including forfeiture) contained in the Sandy Spring Bancorp, Inc. 2005 Stock Plan, and an agreement entered into between the registered owner and Sandy Spring Bancorp, Inc. Copies of such Plan and Agreement are on file in the offices of the Secretary of Sandy Spring Bancorp, Inc., 17801 Georgia Avenue, Olney, Maryland 20832.”

(f)	Lapse of Restrictions. At the expiration of the Restricted Period applicable to the Restricted Stock, Bancorp shall deliver to the Participant, or the legal representative of the Participant’s estate, or if the personal representative of the Participant’s estate shall have assigned the estate’s interest in the Restricted Stock, to the person or persons to whom his rights under such Stock shall have passed by assignment pursuant to his will or to the laws of descent and distribution, the stock certificates deposited with it or its designee and as to which the Restricted Period has expired and the requirements of the restrictions have been met. If a legend has been placed on such certificates, Bancorp shall cause such certificates to be reissued without the legend.

(g)	Forfeiture of Restricted Stock. The Agreement shall provide for forfeiture of any Restricted Stock which is not vested in the Participant or for which the restrictions have not been satisfied during the Restriction Period.

11. Effect of Changes-in-Control and Changes in Common Stock Subject to the Plan.

(a)	Effects of Change-in-Control.

(1)	Notwithstanding the provisions of any Award that provides for its exercise or vesting in installments, all Awards shall be immediately exercisable and fully vested upon a Change in Control or the receipt of an Offer to Effect a Change in Control.

(2)	At the time of a Change in Control, each Optionee shall, at the sole and absolute discretion of the Committee, be entitled to receive a cash payment in an amount equal to the excess of the Market Value of the Shares subject to such Option over the Exercise Price of such Option, provided that in no event may an Option be cancelled in exchange for cash within the six-month period following the date of its grant. For purposes of calculating this payment, the Market Value shall be the Market Value at the date of the Change in Control or the highest Market Value in the five trading days after public announcement of an Offer to Effect a Change in Control, as determined by the Committee.

(3)	In the event there is a Transaction, all outstanding Awards shall be surrendered. With respect to each Award so surrendered, the Committee shall in its sole and absolute discretion determine whether the holder of each Award so surrendered shall receive—

(A)	For each Share then subject to an outstanding Award, an Award for the number and kind of shares into which each Outstanding Share (other than Shares held by dissenting shareholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price in the case of Options and SARs; or

(B)	With respect to Options, the number and kind of shares into which each Outstanding Share (other than Shares held by dissenting shareholders) is changed or exchanged in the Transaction that are equal in market value to the excess of the Market Value on the date of the Transaction of the Shares subject to the Option, over the Exercise Price of the Option; or

(C)	A cash payment (from Bancorp or the successor corporation), in an amount equal to the excess of the Market Value on the date of the Transaction of the Shares subject to the Award, less the Exercise Price of the Award in the case of Options and SARs.

(4)	The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

(b)	Recapitalizations, Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Options and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

(c)	Special Rule for ISOs. Any adjustment made pursuant to subparagraphs (a)(3)(A) or (b) of this Paragraph shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

(d)	Conditions and Restrictions on New, Additional, or Different Shares or Securities. Except as expressly provided in this Paragraph, if, by reason of any adjustment made pursuant to this Paragraph, an Optionee becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Option before the adjustment was made.

(e)	Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Options or reserved for issuance under the Plan.

12. Non-Transferability of Options.

(a)	ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).

(b)	Awards other than ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder), or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

13. Time of Granting Awards.

The date of grant of an Award shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Award and the Effective Date. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

14. Effective Date.

The Plan shall be effective as of the date of its approval by shareholders of Bancorp.

15. Approval by Shareholders.

The Plan shall be submitted for approval by shareholders of Bancorp at its 2005 Annual Meeting.

16. Modification of Awards.

At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award.

17. Amendment and Termination of the Plan.

The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan; provided that the provisions of Paragraph 9 may not be amended more than once every six months (other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder), and provided further that any amendment that is “material” within the meaning of Rule 16b-3 shall be subject to shareholder approval.

No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

18. Conditions Upon Issuance of Shares.

(a)	Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed. The Plan is intended to comply with Rule 16b-3, and any provision of the Plan which the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the Plan.

(b)	Special Circumstances. The inability of Bancorp to obtain approval from any regulatory body or authority deemed by Bancorp’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve Bancorp of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option or SAR, Bancorp may require the person exercising the Option or SAR to make such representations and warranties as may be deemed necessary by Bancorp’s counsel to assure the availability of an exemption from the registration requirements of federal or state securities law.

(c)	Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable including, but not limited to, the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

19. Reservation of Shares.

Bancorp, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

20. Withholding Tax.

Bancorp’s obligation to deliver dividends on Restricted Stock, or to deliver Shares upon exercise of Options and/or SARs or upon the vesting of Restricted Stock (or such earlier time that the Participant makes an election under Section 83(b) of the Code) shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have Bancorp withhold Shares, or to deliver to Bancorp Shares that he already owns, having a value equal to the amount required to be withheld. The value of Shares to be withheld, or delivered to Bancorp, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, Bancorp may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

21. No Employment or Other Rights.

In no event shall an Employee’s eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee or any other party to continue service with Bancorp, Sandy Spring Bank, or any Affiliate of such corporations. No Employee shall have a right to be granted an Award or, having received an Award, the right to again be granted an Award. However, an Employee who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.

22. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent that federal law shall be deemed to apply.

23. Successors and Assigns.

The Plan shall be binding upon the Company’s successors and assigns.

-FORM OF PROXY-

REVOCABLE PROXY
SANDY SPRING BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
APRIL 20, 2005

The undersigned hereby constitutes and appoints Robert L. Mitchell and Lewis R. Schumann and each of them the proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders (the “Annual Meeting”) of Sandy Spring Bancorp, Inc. (“Bancorp”) to be held at the Indian Spring Country Club, 13501 Layhill Road, Silver Spring, Maryland on Wednesday, April 20, 2005 at 3:00 p.m. Eastern Time, or at any adjournment thereof, and to vote all the shares of stock of Bancorp that the undersigned may be entitled to vote, upon the following matters:

(Continued and to be signed on the reverse side)

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AS SHOWN IN ITEM I AND “FOR” ITEM 2 AND ITEM 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. x

1. The election as directors of all nominees listed below:

NOMINEES
FOR ALL NOMINEES	O John Chirtea
WITHHOLD AUTHORITY	O Hunter R. Hollar
FOR ALL NOMINEES	O Craig A. Ruppert
FOR ALL EXCEPT
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:  O

2. The approval of the 2005 Omnibus Stock Plan.

FOR	AGAINST	ABSTAIN

—	—	—

3. The ratification of selection of McGladrey & Pullen, LLP, as the independent registered public accounting firm for 2005.

FOR	AGAINST	ABSTAIN

—	—	—

4. The transaction of such other business as may properly come before the Annual Meeting or adjournment thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN. IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE 2005 OMNIBUS STOCK PLAN, FOR THE RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned shareholder hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement and hereby revokes any proxy or proxies previously given. This proxy may be revoked at any time prior to its exercise.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date:

Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.